Exhibit 10.2

To:	Atmel SARL as the borrower under
the Facility Agreement defined below
(the “Borrower”)

Atmel Corporation as a guarantor and
as the US parent of the Borrower
(the “US Parent”)

Atmel Switzerland SARL as a guarantor
(the “Swiss Parent” and, together with the US Parent,
the “Guarantors”)

From:	Bank of America, N.A.
as facility agent under the Facility Agreement
(the “Facility Agent”)
August 3, 2010
Dear Sirs
FACILITY AGREEMENT WAIVER (THE “WAIVER LETTER”)
1.	DEFINITIONS

(a)	We refer to a US$165,000,000 facility agreement dated 15 March 2006 between, among others, (1) the Borrower, (2) the Guarantors, (3) the Lenders party thereto, (4) the Facility Agent and (5) Bank of America, N.A. as Security Agent (as amended, supplemented, varied, novated and/or restated from time to time, the “Facility Agreement”).

(b)	The Borrower has asked us to waive the obligation of the US Parent under Clause 21.1 (Fixed Charge Coverage Ratio) of the Facility Agreement not to permit the Fixed Charge Coverage Ratio for the Relevant Period ending on 30 June 2010 (only) to fall below 1.10:1 with further background as set out in the letter dated 23 July 2010 from the US Parent to the Facility Agent (the “Waiver Request”).

(c)	Unless otherwise defined, terms defined in the Facility Agreement have the same meaning in this letter. Clause references herein are to clauses of the Facility Agreement.

2.	WAIVER

Subject to the terms of this Waiver Letter and acting on the instructions of the Majority Lenders, we hereby consent to the Waiver Request and, accordingly, waive (a) the application of Clause 21.1 (Fixed Charge Coverage Ratio) solely for the Relevant Period ending on 30 June 2010 (the “Waiver”) and (b) any Event of Default that arose (if any) as a result of failure to comply with Clause 21.1 for such Relevant Period.

3.	CONDITIONS

The Waiver shall be effective on and from the date on which we, in our capacity as Facility Agent confirm receipt of a copy of this Waiver Letter duly counter-signed on behalf of the Borrower and the Guarantors (in form and substance satisfactory to us).

4.	RESERVATION OF RIGHTS

The Waiver contained in this Waiver Letter is given strictly on the basis of the terms of this Waiver Letter and without prejudice to the rights of the Finance Parties. Save as expressly stated in this Waiver Letter, nothing in this Waiver Letter shall be deemed to constitute a waiver of any Default or any further amendment or consent under any Finance Document whatsoever and the terms of the Finance Documents remain in full force and effect.

5.	REPRESENTATIONS

The Borrower and each Guarantor by countersigning this Waiver Letter hereby confirms that on the date of this Waiver Letter each of the representations and warranties listed in paragraph (e) of Clause 17.1 (Representations and Warranties) or stated to repeat in accordance with Clause 17.2 (Repetition) with respect to the facts and circumstances then existing is true and correct.

6.	STATUS OF DOCUMENTS

By countersigning this Waiver Letter, the Borrower and the Guarantors each hereby confirms its agreement to the terms of this Waiver Letter and further confirms that its obligations under the Finance Documents (including, without limitation, the guarantees and security (including the priority of ranking of such security) provided thereby) shall continue in full force and effect.

7.	MISCELLANEOUS

(a)	This Waiver Letter is designated as a Finance Document.

(b)	This Waiver Letter may be executed in counterparts (whether by fax or electronic copies such as PDF, or otherwise, but if by fax or electronic copies, with the original signed letter being promptly sent to the other party hereto) and all such counterparts taken together shall constitute one and the same instrument.

(c)	If any provision of this Waiver Letter is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

(d)	The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Waiver Letter and no person other than the parties to this Waiver Letter shall have any rights under it.

(e)	This Waiver Letter shall be, governed by English law. The provisions of Clause 40 (Jurisdiction) of the Facility Agreement will apply to this Waiver Letter mutatis mutandis.
Yours faithfully

/s/ Lee Masters for and on behalf of
BANK OF AMERICA, N.A.
(as Facility Agent, acting for and on behalf of, and on the instructions of, the Majority Lenders)

We hereby acknowledge and agree to the terms of the above.

/s/ Stephen Cumming for and on behalf of
ATMEL SARL
as Borrower

/s/ Stephen Cumming for and on behalf of
ATMEL CORPORATION
as US Parent and Guarantor

/s/ Stephen Cumming for and on behalf of
ATMEL SWITZERLAND SARL
as Swiss Parent and Guarantor